Exhibit 77(i)

                       Terms of New or Amended Securities

1. At the July 21, 2005 Board Meeting, the Board of Directors approved the establishment of ING Templeton Foreign Equity Portfolio as a new series of ING Partners, Inc. The Board also approved the plans, agreements and other routine matters with respect to the establishment of ING Templeton Foreign Equity Portfolio.


2. At the July 21, 2005 Board Meeting, the Board of Directors approved the establishment of ING Columbia Small Cap Value Portfolio as a new series of ING Partners, Inc. The Board also approved the plans, agreements and other routine matters with respect to the establishment of ING Columbia Small Cap Value Portfolio.

3. At the September 15, 2005 Board Meeting, the Board of Directors approved the establishment of ING Neuberger Berman Regency Portfolio and ING Neuberger Berman Partners Portfolio as new series of ING Partners, Inc. The Board also approved the plans, agreements and other routine matters with respect to the establishment of ING Neuberger Berman Regency Portfolio and ING Neuberger Berman Partners Portfolio.

4. At the September 15, 2005 Board Meeting, the Board of Directors approved the establishment of ING Lord Abbett U.S. Government Securities Portfolio as a new series of ING Partners, Inc. The Board also approved the plans, agreements and other routine matters with respect to the establishment of ING Lord Abbett U.S. Government Securities Portfolio.

5. At the September 15, 2005 Board Meeting, the Board of Directors approved the establishment of ING Pioneer High Yield Portfolio as a new series of ING Partners, Inc. The Board also approved the plans, agreements and other routine matters with respect to the establishment of ING Pioneer High Yield Portfolio.

6. At the September 15, 2005 Board Meeting, the Board of Directors approved the establishment of ING Baron Asset Portfolio as a new series of ING Partners, Inc. The Board also approved the plans, agreements and other routine matters with respect to the establishment of ING Baron Asset Portfolio.

7. At the November 10, 2005 Board Meeting, the Board of Directors approved the establishment of ING UBS U.S. Small Cap Growth Portfolio as a new series of ING Partners, Inc. The Board also approved the plans, agreements and other routine matters with respect to the establishment of ING UBS U.S. Small Cap Growth Portfolio.